Exhibit 16.01

ROBERT E. LIST, CPA
STEWART J. REID, CPA
MICHAEL L. HANISKO, CPA
DAVID D. QUIMBY, CPA
KATHLYN M. ENGELHARDT, CPA
RENAE M. CLEVENGER, CPA
AMY L. RODRIGUEZ, CPA
SCOTT A. NIETZKE, CPA

WALTER G. WEINLANDER, CPA
ROY A. SCHAIRER, CPA
JAMES L. WHALEY, CPA
JEROME L. YANTZ, CPA
PHILIP T. SOUTHGATE, CPA
ROBERT J. DUYCK, CPA
1600 CENTER AVENUE
POST OFFICE BOX 775
BAY CITY, MI 48707-0775
989-893-5577
800-624-2400
FAX 989-895-5842
www.wf-cpas.com
wf@wf-cpas.com

OFFICES: BAY CITY, CLARE
GLADWIN AND WEST BRANCH

CERTIFIED PUBLIC ACCOUNTANTS
& CONSULTANTS
June 16, 2010
Securities and Exchange Commission
100 F Street, N.W.
Washington, D.C. 20549
Re: NxOpinion, LLC
We were previously the independent accounting firm for NxOpinion, LLC, a Nevada limited liability company (“NxOpinion”). On March 10, 2010, we rendered a year-to-year comparative audit report on the consolidated financial statements of NxOpinion for the years ended December 31, 2009 and 2008. On March 24, 2009, we rendered a single-year audit report covering the financial statements of NxOpinion for the year ended December 31, 2008. On June 3, 2010, our appointment as principal accountant was terminated due to the acquisition of NxOpinion by ASI Technology Corporation. We have read NxOpinion’s statements included under Item 4.01 of its Form 8-K/A Amendment No. 2 dated June 16, 2010 and we agree with the statements concerning our Firm.
Very truly yours,
Weinlander Fitzhugh
Certified Public Accountants and Consultants